Preferred Apartment Communities, Inc. Reports Results for First Quarter 2013
Atlanta, GA, May 6, 2013

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) (the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended March 31, 2013. Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.
"We are pleased our net cash provided by operating activities for first quarter 2013, excluding the effect of acquisition costs related to the three communities acquired in January 2013, increased approximately 101% compared to first quarter 2012," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Williams added "We believe we have successfully integrated the three multifamily communities we acquired in January 2013. As we move forward, we are excited about our opportunities for 2013 as we continue to work on improving operations, increasing rents and growing the Company through acquisitions."
First Quarter 2013
The Company reported net cash provided by operating activities for first quarter 2013, excluding the effect of approximately $1.1 million of acquisition costs related to the three communities acquired in January 2013, was $1,863,401. This represents an increase of approximately $935,000, or 101% over net cash provided by operating activities for first quarter 2012, excluding the effect of $912 of miscellaneous acquisition costs related to prior period acquisitions, of $928,306.

The Company reported Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, of $897,917 for first quarter 2013, compared with AFFO of approximately $768,941 for first quarter 2012, an increase of approximately 16.8%.

For first quarter 2013, the Company reported Funds from Operations Attributable to Common Stockholders and Unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of a loss of $161,454, which reflects a deduction for acquisition costs of approximately $1.1 million related to our three new communities acquired in January 2013, compared with an FFO gain of $490,783 for first quarter 2012, which reflects a deduction for acquisition costs of only $912.

AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. A reconciliation of net income (loss) attributable to common stockholders to FFO and AFFO is included in the Supplemental Financial Data attached to this press release on our website.

For first quarter 2013, the Company reported a net loss attributable to common stockholders of $4,179,650, or approximately $0.79 per share, compared to a net loss attributable to common stockholders of $480,735, or approximately $0.09 per share, for first quarter 2012. Net loss attributable to common stockholders was increased by non-cash depreciation and amortization expenses of approximately $4.1 million and $980,000, and increased by acquisition costs of approximately $1.1 million and $912, for the first quarters of 2013 and 2012, respectively.

The Company's results for first quarter 2013 included a full quarter of income from three additional mezzanine loans and two acquisition bridge loans that were originated in the second, third and fourth quarters of 2012, and full fees and a partial quarter of income from an additional mezzanine loan originated at the end of first quarter 2013, whereas first quarter 2012 did not include any of these type of investments. The Company also had more than two-thirds of a full quarter of operations from the three communities acquired in January 2013, which included additional rental revenue and additional operational expenses.

In addition, we incurred increased interest expense of approximately $604,000 due mainly to interest and amortized loan costs on the mortgage loans on the three acquired communities and on our $15 million revolving credit facility (which facility was increased to $30 million in second quarter 2013).

Other than with regard to our $30.0 million revolving credit facility, we continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities. As of April 30, 2013, there was no outstanding balance on our revolving credit facility.
Same Store Financial Data
For our same store communities total revenues increased 3.1% and total operating expenses decreased 1.7% during first quarter 2013, compared to first quarter 2012, resulting in a 6.1% increase in same store net operating income ("NOI"). Same store NOI is a supplemental non-GAAP financial measure. A reconciliation of same store NOI to net income (loss) is included in the Supplemental Financial Data attached to this press release on our website.
Dividends
Quarterly Dividends on Common Stock, Series B Preferred Stock and Class A Operating Partnership Units
On February 7, 2013, the Company declared a quarterly dividend on its Common Stock of $0.145 per share for first quarter 2013. In addition, the Company declared a quarterly dividend of $0.145 per share, on an as-converted basis, on the Company's Series B Preferred Stock, pro rata from January 16, 2013, its date of issuance, to March 31, 2013. These dividends were paid on April 22, 2013 to all common and Series B Preferred stockholders of record as of March 28, 2013. In conjunction with the Common Stock dividend, our operating partnership declared a distribution on its Class A Units of $0.145 per unit for first quarter 2013, which was paid on approximately April 22, 2013 to all Class A Unit holders of record as of March 28, 2013.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled $360,039 for the three-month period ended March 31, 2013 and represents a 6% annual yield. Our net cash from operating activities would have been sufficient to pay our first quarter dividends on our Common Stock, Series A Redeemable Preferred Stock and Series B Preferred Stock if the $1.1 million in acquisition costs were excluded.
Additionally, on April 20, 2013, the Company declared monthly dividends of $5.00 per share on its Series A Redeemable Preferred Stock (plus a prorated amount for March 2013 with respect to certain shares that were issued in March 2013), which totaled $220,874 for April 2013 and that will be paid on May 20, 2013 to applicable Series A Preferred stockholders of record as of April 30, 2013.
Physical and Average Economic Occupancy

As of March 31, 2013, our aggregate physical occupancy was 93.0%. For the three-month period ended March 31, 2013, our average monthly economic occupancy was 91.6% and our average physical occupancy was 93.8%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Second Quarter 2013 AFFO Guidance
We currently project our AFFO to be in the range of $1,750,000 to $2,050,000 for second quarter 2013.

This guidance assumes our Series B Preferred Stock is converted to common stock on May 16, 2013. In addition, we anticipate acquiring in second quarter 2013 the 96-unit multifamily community ("Trail II") located adjacent to our existing Trail Creek community in Hampton, Virginia for which we provided a $6 million mezzanine construction loan. At the time of acquisition, we intend to refinance the existing mortgage loan on Trail Creek with a new mortgage loan encompassing both Trail Creek and Trail II.
Note, our guidance on projected AFFO for second quarter 2013 excludes any proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.
Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, May 7, 2013 at 11:00 a.m. Eastern Time to discuss its first quarter 2013 results. To participate in the conference call, please dial in to the following:
Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, May 7, 2013
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' first quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com under Investors and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached on our website to, this earnings release and is available on the Company's website at www.pacapts.com under Investors/Quarterly Supplemental Financial Data, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and AFFO. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders and Unitholders

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U. S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations", which was most recently revised in 2012, NAREIT standardized the definition of how net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•	Excluding impairment charges on and gains/losses from sales of depreciable property;

•	Plus depreciation and amortization of real estate assets; and

•	After adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing our reported FFO results to those of other companies. Our FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. We believe FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net income/loss attributable to the Company.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO plus:

•	Acquisition costs;

•	Organization costs;

•	Non-cash equity compensation to directors and executives;

•	Amortization of loan closing costs;

•	REIT establishment costs;

•	Depreciation and amortization of non-real estate assets; and

•	Net mezzanine loan fees received;
Less:

•	Non-cash mezzanine loan interest income;

•	Amortization of acquired intangible liabilities; and

•	Normally recurring capital expenditures.

The AFFO figures reported by us may not be comparable to those reported by other companies. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which we believe to be net income/loss available to common stockholders.

Same Store Net Operating Income ("NOI")

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, which we believe to be net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which we intend to file later this month, and our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15, 2013, all under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All information in this release is as of May 6, 2013. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com